Exhibit 10.75

LIMITED GUARANTY

LIMITED GUARANTY (this “Guaranty”) dated as of June 29, 2010 by ADA-ES, Inc., a Colorado corporation (the “Guarantor”), in favor of GS RC INVESTMENTS LLC, a Delaware limited liability company (the “Guaranteed Party”). The Guarantor and the Guaranteed Party may hereinafter be referred to individually as a “Party” or collectively as “the Parties”.

PRELIMINARY STATEMENTS

A. Clean Coal Solutions, LLC, a Colorado limited liability company (“CCS”), desires to have the Guaranteed Party enter into certain Transaction Documents (as defined below) with AEC-NM, LLC, a Colorado limited liability company (“AEC-NM”), AEC-TH, LLC, a Colorado limited liability company (“AEC-TH”), Clean Coal Solutions Services, LLC, a Colorado limited liability company (“CCSS”) and CCS (CCS, together with AEC-NM, AEC-TH and CCSS, the “Companies” and each, individually, a “Company”).

B. The Guaranteed Party is willing to enter into the Transaction Documents with the Companies only on the condition, among others, that certain of the Companies’ obligations under such Transaction Documents are guaranteed by the Guarantor, on the terms set forth in this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Party to enter into the Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1. Definitions.

1.1 Defined Terms. As used in this Guaranty, the capitalized terms defined in the preamble, preliminary statements and other sections of this Guaranty shall have the respective meanings specified therein; capitalized terms not defined in this Guaranty shall have the meanings given to such terms in the Agreement to Lease, dated as of June 29, 2010, among CCS, AEC-NM, AEC-TH and the Guaranteed Party (the “Agreement to Lease”), and the following terms shall have the following meanings:

“Obligations” shall mean, without duplication, (i) the performance by the Companies of their respective obligations as set forth in the Transaction Documents and (ii) the payment of all payment obligations of the Companies to the Guaranteed Party, whether direct or indirect, absolute or contingent, due or to become due, which may arise under or in connection with the Transaction Documents (including, without limitation, interest or other charges as would have accrued on any portion of the payment obligations but for the commencement of any bankruptcy or insolvency proceedings.

“Transaction Documents” shall mean (i) the Equipment Lease, dated as of June 29, 2010, by and between AEC-NM and the Guaranteed Party, (ii) the Equipment Lease, dated as of June 29, 2010, by and between AEC-TH and the Guaranteed Party, (iii) the Operating and Maintenance Agreement (New Madrid), dated as of June 29, 2010, by and between the Guaranteed Party and CCSS, (iv) the Operating and Maintenance Agreement (Thomas Hill), dated as of June 29, 2010, by and between the Guaranteed Party and CCSS, (v) the Agreement to Lease, (vi) the Chemical Additives Supply Agency Agreement (New Madrid), dated as of June 29, 2010, by and between CCSS and the Guaranteed Party, (vii) the Chemical Additives Supply Agency Agreement (Thomas Hill), dated as of June 29, 2010, by and between CCSS and the Guaranteed Party and (viii) the Technology Sublicense Agreement, dated as of June 29, 2010, among the Guarantor, the Guaranteed Party, and CCS.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be modified by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument of other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the provisions hereof and thereof; (b) any reference herein to any person shall be construed to include such person’s successors and permitted assigns; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision of this Guaranty; and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Article and section headings used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty.

2. Guaranty.

2.1 Irrevocable Guaranty.

(a) The Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to the Guaranteed Party and its successors, permitted indorsees, permitted transferees and permitted assigns that, upon written demand of payment made by the Guaranteed Party to the Guarantor, (i) all payment Obligations will be promptly paid in full, in United States dollars, when due in accordance with the provisions of the Transaction Documents and (ii) all performance Obligations will be promptly and fully performed when due or required in accordance with the terms of the Transaction Documents.

(b) If legal action is instituted, the Guarantor agrees to reimburse the Guaranteed Party on written demand for all reasonable attorney’s fees and disbursements and all other reasonable costs and expenses incurred by the Guaranteed Party in successfully enforcing its rights under this Guaranty. Notwithstanding the foregoing, the Guarantor shall have no obligation to pay any such costs or expenses if, in any action or proceeding brought by the Guaranteed Party giving rise to a demand for payment of such costs or expenses, it is finally adjudicated by a court of competent jurisdiction that the Guarantor is not liable to make payment or obligated to perform any further obligations under Section 2.1(a) of this Guaranty to the Guaranteed Party hereunder.

(c) Each payment under this Guaranty shall be made in United States dollars.

Notwithstanding anything in this Section 2.1, the Guarantor’s liability to guarantee a Company’s Obligations shall not exceed the liability of such Company with respect to its Obligations under the terms of the Transaction Documents; provided, that, notwithstanding the foregoing provisions of this paragraph, or any other provisions hereof to the contrary, (a) the Guarantor’s liability for the Obligations shall not be reduced by the amount of any costs and expenses recovered or recoverable by the Guaranteed Party under Section 2.1(b), and (b) if a Company’s liability in respect of its Obligations is reduced due to any defense described in clauses (1) through (3) of the final paragraph of Section 2.3 hereof, the amount of such reduction shall not reduce the Guarantor’s liability for such Company’s Obligations hereunder.

2.2 No Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation or a right of contribution from the Company under this Guaranty, by any payment made hereunder or otherwise, until all of the Obligations shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Party to whom such Obligations are payable and shall forthwith be paid to the Guaranteed Party to be credited and applied to such Obligations, whether matured or unmatured, in accordance with the terms of the applicable Transaction Document. If (i) the Guarantor shall make payment to the Guaranteed Party of all or any part of the Obligations and (ii) all of the Obligations shall be indefeasibly paid in full, the Guaranteed Party will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents in form and substance reasonably satisfactory to the Guaranteed Party, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

2.3 No Effect on Guaranty. The obligations of the Guarantor under this Guaranty shall not be altered, limited, impaired or otherwise affected by:

(a) any rescission of any demand for payment or performance of any of the Obligations or any failure by the Guaranteed Party to make any such demand on a Company or any other guarantor or to collect any payments from a Company or any other guarantor or any release of a Company or any other guarantor;

(b) any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in part, or any assignment or transfer, of any of the Transaction Documents or the Obligations or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations, or the liability of any party to any of the foregoing or for any part thereof;

(c) any act or omission of the Guaranteed Party relating in any way to the Obligations or to a Company, including any failure to bring an action against any party liable on the Obligations, or any party liable on any other guaranty of the Obligations;

(d) any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of a Company or any other guarantor or any defense which a Company or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

(e) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that may or might otherwise operate as a discharge of the Guarantor as a matter of law or equity, other than (1) the indefeasible payment in full in United States dollars of all the Obligations, and (2) as set forth in the next sentence.

Notwithstanding the foregoing, the Guarantor shall be entitled to assert any defense which a Company may have under the Transaction Documents to performance of any of its respective Obligations, other than defenses based upon (1) lack of authority, capacity, legal right or power of such Company to enter into and/or perform its obligations under the Transaction Documents, (2) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution or similar proceeding with respect to such Company or (3) the nonexistence, invalid formation, dissolution, merger or termination of such Company.

2.4 Continuing Guaranty; Termination. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance when due, and not of collection only, and the obligations of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Guaranteed Party at any time of any right or remedy against a Company or against any other person which may be or become liable in respect of all or any part of the Obligations.

2.5 Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is avoided, rescinded or must otherwise be restored or returned by the Guaranteed Party to a Company or its representative or to any other guarantor for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to a Company or the Guarantor, all as though such payment had not been made.

2.6 No Consequential Damages. In no event shall Guarantor be subject to any consequential, exemplary, equitable, loss of profits, punitive, tort or other similar damages.

3. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Guaranteed Party, as follows:

(a) The Guarantor is a corporation, validly existing and in good standing under laws of the State of Colorado.

(b) The Guarantor has full power, authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.

(c) The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action on the part of the Guarantor.

(d) This Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or by general principles of equity.

(e) All consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guaranty have been obtained from or, as the case may be, filed with the relevant Governmental Authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any Governmental Authority having jurisdiction is required for such execution, delivery or performance.

(f) The execution and delivery by the Guarantor of this Guaranty do not and the performance by Guarantor of its obligations hereunder will not, (i) violate or require any filing or notice under any Law applicable to Guarantor (other than the filing of this Guaranty with the United States Securities and Exchange Commission under the federal securities laws applicable to U.S. public companies), (ii) conflict with or cause a breach of any provision in the certificate of incorporation, by-laws or other organizational document of Guarantor, or (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which Guarantor is a party or under which it is bound or to which any of its assets are subject (or result in the imposition of a Lien, other than Permitted Liens, upon any such assets) except (in the case of this clause (iii)) for any that would not reasonably be expected to have a Material Adverse Effect.

4. Election of Remedies. Each and every right, power and remedy herein given to the Guaranteed Party, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by the Guaranteed Party.

5. Effect of Delay or Omission to Pursue Remedy. No waiver by the Guaranteed Party of any right, power or remedy, or delay or omission by the Guaranteed Party in the exercise of any right, power or remedy which they may have shall impair any such right, power or remedy or operate as a waiver as to any other right, power or remedy then or thereafter existing. Any waiver given by the Guaranteed Party of any right, power or remedy in any one instance shall only be effective in that specific instance and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion.

6. Guarantor’s Waivers. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Guaranteed Party upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty, and all dealings between the Guarantor and the Guaranteed Party shall likewise be conclusively presumed to have been had or consummated in reliance upon this

Guaranty. The Guarantor waives presentment, demand (other than demand delivered pursuant to Section 2.1(a) hereof), notice, and protest of all instruments included in or evidencing any of the Obligations and all other demands (other than any demand delivered pursuant to Section 2.1(a) hereof) and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Guaranty.

7. Amendment. This Guaranty may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by the Guaranteed Party and the Guarantor. No waiver of any term, covenant or provision of this Guaranty, or consent given hereunder, shall be effective unless given in writing by the Guaranteed Party.

8. Notices. All notices and other communications under this Agreement shall be in writing and delivered (a) personally; (b) by registered or certified mail with postage prepaid, and return receipt requested; (c) by recognized overnight courier service with charges prepaid; or (d) by confirmed facsimile transmission, directed to the intended recipient as follows:

(a) If to the Guarantor:

ADA-ES, Inc.
8100 SouthPark Way, Unit B
Littleton, CO 80120
Attention: Mark H. McKinnies, Chief Financial Officer
Fax: (303) 734-0330
Email: MarkM@ADAES.com

(b) If to the Guaranteed Party:

GS RC INVESTMENTS LLC c/o Goldman Sachs & Co.
200 West Street
New York, New York 10282
Attention: Michael Feldman
Fax: (212) 428-3868

Either Guarantor or Guaranteed Party may change the information to which notices and other communications hereunder can be delivered by giving the other Party notice in the manner herein set forth. A notice or other communication shall be deemed delivered on the earlier to occur of (i) its actual receipt; (ii) the date of signature acknowledging receipt if sent by registered or certified mail, with postage prepaid, and return receipt requested; (iii) the first Business Day following its deposit with a recognized overnight courier service; or (iv) the Business Day it is sent by confirmed facsimile transmission (if sent before 5:00 p.m. local time of the receiving Party) or the next Business Day (if sent after 5:00 p.m. of such local time).

9. Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of the Guarantor and the Guaranteed Party and their respective successors and permitted assigns. The Guaranteed Party may assign this Guaranty without the prior written consent of the Guarantor to the extent the Guaranteed Party has assigned its interest in the payment or performance of any of the Obligations due under a Transaction Document pursuant to the terms of such Transaction Document. Any other assignment of this Guaranty by the Guaranteed Party without the prior written consent of the Guarantor, shall be void ab initio. The Guarantor may not assign this Guaranty without the prior written consent of the Guaranteed Party. Any assignment by the Guarantor without the prior written consent of the Guaranteed Party shall be void ab initio and shall have no effect on the Guaranteed Party’s rights against the Guarantor hereunder.

10. Governing Law; Venue and Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND CONSENT TO THE SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

11. Severability. If any term or other provision of this Agreement or of any of the instruments evidencing part or all of the Obligations is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Guarantor and Guaranteed Party shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Guarantor and Guaranteed Party as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered on its behalf as of the date first written above.

ADA-ES, INC.

By:	/s/ Mark H. McKinnies
Name:	Mark H. McKinnies
Title:	Senior VP and Chief Financial Officer

[ADA-ES, Inc. Guaranty]